Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐

MUFG UNION BANK, N.A.

(Exact name of trustee as specified in its charter)

94-0304228
(I.R.S. Employer Identification Number)

1251 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

Attention: General Counsel

MUFG Union Bank, N.A.

1251 Avenue of the Americas

New York, New York 10020

(212) 782-4009

(Name, address and telephone number of agent for services)

QORVO, INC.

(Exact name of obligor as specified in its charter)

SEE TABLE OF CO-OBLIGORS

Delaware	46-5288992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7628 Thorndike Road

Greensboro, North Carolina 27409

(336) 664-1233

(Address and telephone number for principal executive offices)

5.50% Senior Notes due 2026 and Guarantees

(Title of the indenture securities)

TABLE OF CO-OBLIGORS

Exact Name of Co-Obligors	Primary Standard Industrial Classification Number	Jurisdiction of Formation	I.R.S Employer Identification Number
AMALFI SEMICONDUCTOR, INC. (1)	3674	Delaware	71-0934814
RFMD, LLC (1)	3674	North Carolina	56-2212186
QORVO CALIFORNIA, INC. (2)	3674	California	46-3270097
QORVO US, INC. (1)	3674	Delaware	95-3654013
QORVO TEXAS, LLC (3)	3674	Texas	75-2740940
QORVO OREGON, INC. (4)	3674	Oregon	93-1062846

(1)	The address of Amalfi Semiconductor, Inc., RFMD, LLC and Qorvo US, Inc. is 7628 Thorndike Road, Greensboro, NC 27409, and the telephone number for each is (336) 664-1233.
(2)	The address of Qorvo California, Inc. is 950 Lawrence Drive, Thousand Oaks, CA 91320, and its telephone number is (805) 480-5099.
(3)	The address of Qorvo Texas, LLC is 500 Renner Road, Richardson, TX 75080, and its telephone number is (972) 994-8200.
(4)	The address of Qorvo Oregon, Inc. is 63140 Britta Street, C-106, Bend, OR 97701, and its telephone number is (541) 382-6706.

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe such affiliation.

None.

Item 3.	Item 3 is not applicable.

Item 4.

Trusteeships under other Indentures of the obligor. The Trustee is the trustee under the obligor’s (i) Indenture dated November 19, 2015 (the “2015 Indenture”), by and among the obligor, the subsidiary guarantors named therein, and the trustee, for the issuance of the obligor’s 6.75% Senior Notes due 2023 (the “2023 Notes”) and 7.00% Senior Notes due 2025 (the “2025 Notes”); and (ii) Indenture dated July 16, 2018 (the “2018 Indenture”) by and among the obligor, the subsidiary guarantors named therein, and the trustee, for the issuance of the obligor’s 5.50% Senior Notes due 2026 (the “2026 Notes”). As of September 29, 2018, no 2023 Notes remain outstanding.

No conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under the 2015 Indenture and the 2018 Indenture because neither the 2025 Notes nor the 2026 Notes are in default under the terms of the applicable Indenture and both Indentures are wholly unsecured and rank equally. The 2025 Notes and the 2026 Notes are senior unsecured obligations of the obligor, equal in right of payment with all of the obligor’s existing and future senior indebtedness, including indebtedness under an existing credit agreement, and senior in right of payment to all of the obligor’s existing and future indebtedness that is subordinated in right of payment to the notes.

Items 5-15.	Items 5-15 are not applicable.

Item 16.	List of exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the Articles of Association of the Trustee now in effect. *

2.	A copy of the certificate of corporate existence of the Trustee. **

3.	A copy of the certificate of corporate existence and fiduciary powers of the Trustee. **

4.	A copy of the existing By-Laws of the Trustee, or instruments corresponding thereto. *

5.	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8.	A copy of any order pursuant to which the foreign Trustee is authorized to act as sole Trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

9.	Foreign trustees are required to file a consent to service process of Form F-X [§269.5 of this chapter]. Not applicable.

*	Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Form S-4 dated July 20, 2016 of file number 333-212601.

**	Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Form S-3 dated July 30, 2013 of file number 333-190256.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, MUFG Union Bank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 1st day of May, 2019.

MUFG UNION BANK, N.A.

By: /s/ D. Amedeo Morreale

Name: D. Amedeo Morreale

Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

May 1, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Qorvo, Inc. (the “Issuer”) and MUFG Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

MUFG Union Bank, N.A.

By:	/s/ D. Amedeo Morreale
	Name:	D. Amedeo Morreale
	Title:	Vice President

EXHIBIT 7

CONSOLIDATION REPORT OF CONDITION OF

MUFG Union Bank, N.A.

MUFG UNION BANK, NATIONAL ASSOCIATION RSSD-ID 212465 Last Updated on 1/30/2019	FFIEC 031 Report Date 12/31/2018 17

Schedule RC - Balance Sheet

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	1,907,281	1.a.
b. Interest-bearing balances[2]	RCFD0071	6,306,468	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCFD1754	10,870,797	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCFD1773	16,062,012	2.b.
c. Equity securities with readily determinable fair values not held for trading[7]	RCFDJA22	9,493	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[3]	RCFDB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	702,998	4.a.
b. Loans and leases held for investment	RCFDB528	84,981,234	4.b.
c. LESS: Allowance for loan and lease losses	RCFD3123	450,108	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCFDB529	84,531,126	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	613,718	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	603,850	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	1,395	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	170,458	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCFD2143	3,558,126	10.
11. Other assets (from Schedule RC-F)	RCFD2160	5,445,223	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	130,782,945	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	92,191,117	13.a.
1. Noninterest-bearing[4]	RCON6631	32,531,584	13.a.1.
2. Interest-bearing	RCON6636	59,659,533	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	0	13.b.
1. Noninterest-bearing	RCFN6631	0	13.b.1.
2. Interest-bearing	RCFN6636	0	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices[5]	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase[6]	RCFDB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	368,001	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	20,922,991	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[1]	RCFD3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCFD2930	1,845,089	20.
21. Total liabilities (sum of items 13 through 20)	RCFD2948	115,327,198	21.

1.	Includes cash items in process of collection and unposted debits.
2.	Includes time certificates of deposit not held for trading.
7.

Item 2.c is to be completed only by institutions that have adopted ASU 2016-01, which includes provisions governing the accounting for investments in equity securities. See the instructions for further detail on ASU 2016-01.

3.	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.
4.	Includes noninterest-bearing demand, time, and savings deposits.
5.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
6.	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
1.	Includes limited-life preferred stock and related surplus.

2

MUFG UNION BANK, NATIONAL ASSOCIATION RSSD-ID 212465 Last Updated on 1/30/2019	FFIEC 031 Report Date 12/31/2018 18

Dollar amounts in thousands
22. Not applicable
23. Perpetual preferred stock and related surplus	RCFD3838	0	23.
24. Common stock	RCFD3230	604,577	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	9,854,391	25.
26. Not available			26.
a. Retained earnings	RCFD3632	6,249,701	26.a.
b. Accumulated other comprehensive income[2]	RCFDB530	-1,324,680	26.b.
c. Other equity capital components[3]	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	15,383,980	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	71,767	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	15,455,747	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	130,782,945	29.

1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2017

	RCFD6724	NR	M.1.
2. Bank’s fiscal year-end date (report the date in MMDD format)	RCON8678	NR	M.2.

2.

Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

3